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                                                                   Exhibit 10.27

                                                                 EXECUTION COPY


                    REVOLVING CREDIT AND TERM LOAN AGREEMENT

         THIS AGREEMENT (this "Agreement"), made and entered into as of February 22, 2001, by and between UBIQUITEL OPERATING COMPANY, a Delaware corporation having its principal offices at One West Elm Street, Fourth Floor, Conshohocken, PA 19428 ("UbiquiTel" or "Lender"), and VIA WIRELESS, LLC (f/k/a Central Wireless Partnership), a California limited liability company having its principal offices at 6781 North Palm, Fresno, California 93704 ("VIA" or "Borrower").

                                R E C I T A L S :

         UbiquiTel and VIA are each Sprint PCS Affiliates. Pursuant to a merger agreement of even date herewith (the "Merger Agreement"), UbiquiTel Inc., a Delaware corporation and the parent company of UbiquiTel ("UbiquiTel Parent"), intends to acquire all of the Members' Interests (as defined herein) of VIA through mergers or acquisitions between UbiquiTel Parent and the members of VIA (the "Mergers"). In connection with the Mergers, UbiquiTel has agreed to make available to VIA, as bridge financing pending the closing of the Mergers, a revolving credit facility in the amount of $25,000,000, on the terms set forth in this Agreement, including the Warrant referred to herein. Pending the Closing, and pursuant to a management agreement of even date herewith (the "Management Agreement"), UbiquiTel will be fulfilling certain management functions in respect of VIA.

         NOW, THEREFORE, the parties agree as follows:

I.       DEFINITIONS.


         1.01. DEFINED TERMS. In addition to the other terms defined elsewhere in this Agreement, as used herein, the following terms shall have the following meanings:

                  "Advance(s)" shall mean any revolving credit loan extended to the Borrower from time to time pursuant to Section 2.01 of this Agreement, and all such loans.

                  "Affiliate" shall mean, with respect to any Person, any other Person in control of, controlled by, or under common control with the first Person, and any other Person who has a substantial interest, direct or indirect, in the first Person or any of its Affiliates, including, without limitation, any officer or director of the first Person or any of its Affiliates; for the purpose of this definition, a "substantial interest" shall mean the direct or indirect legal or beneficial ownership of more than five (5%) percent of any class of stock, membership interest, partnership interest, or similar interest.

                  "Agreement" shall mean this Agreement as it may from time to time be amended, modified or supplemented.

                  "Agreement Date" shall mean the date set forth above.

                  "Applicable Law" shall mean all applicable provisions of all
(a) constitutions, statutes, ordinances, rules, regulations and orders of all governmental and/or quasi-governmental bodies, whether federal, state, municipal, (b) other Government Approvals, and (c) orders, judgments and decrees of all courts, administrative proceedings, and arbitrators.

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                  "Business Day" shall mean a day other than (a) a Saturday, (b)
a Sunday, and (c) a day on which commercial banks in the State of California or Pennsylvania are authorized or required by law to close.

                  "Capital Expenditures" shall mean, with respect to the Borrower, all expenditures of the Borrower for tangible assets which are capitalized, and the fair value of any tangible assets leased by the Borrower under any lease which would be a Capitalized Lease, determined in accordance with GAAP, including all amounts paid or accrued by the Borrower in connection with the purchase (whether on a cash or deferred payment basis) or Capitalized Lease of any machinery, equipment, tooling, real property, improvements to real property (including leasehold improvements), or any other tangible asset of the Borrower which is required, in accordance with GAAP, to be treated as a fixed asset on a balance sheet of the Borrower.

                  "Capitalized Lease" shall mean any lease which is or should be capitalized on the balance sheet of the lessee thereunder in accordance with GAAP.

                  "Capitalized Lease Obligations" shall mean with respect to any Person, the amount of the liability which reflects the amount of future payments under all Capitalized Leases of such Person as at any date, determined in accordance with GAAP.

                  "Cash Equivalents" shall mean (a) time deposits and certificates of deposit of any domestic commercial bank having capital and surplus in excess of $1,000,000,000 and having maturities of not more than twelve months from the date of acquisition, (b) repurchase obligations of any domestic commercial bank satisfying the requirements of clause (a) of this definition, with a term of not more than thirty days for underlying securities issued or fully guaranteed or insured by the United States government, (c) commercial paper of any issuer not an Affiliate of the Borrower rated at least A-2 or the equivalent thereof by S&P or P-2 or the equivalent thereof by Moody's, or carrying an equivalent rating by a nationally recognized rating agency, if both S&P and Moody's cease publishing ratings of commercial paper issuers generally, and maturing within 90 days from the date of acquisition, or
(d) shares of money market mutual or similar funds which invest exclusively in
(i) short-term obligations of the United States or any state thereof or (ii) assets satisfying the requirements of clauses (a) through (c) of this definition.

                 "CERCLA" means the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601 ET. SEQ.

                  "Closing" means the Closing under the Merger Agreement.

                  "Code" shall mean the Internal Revenue Code of 1986, and the rules and regulations promulgated thereunder, as in effect from time to time.

                  "Conversion Date" shall mean the date that all Advances under the Revolving Credit Loan convert into a Term Loan upon a termination of the Merger Agreement for any reason other than the Closing thereunder, and shall be deemed to be the date on which the Term Loan commences.

                  "Default" shall mean any of the events specified in Article VII, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

                 "Environmental Law" shall mean any Federal, state, foreign or local statute, law, rule, regulation, ordinance, code, policy and rule of common law now or hereafter in effect (including, without limitation, the EPA guidance on asbestos abatement and removal) and in each case as amended, and any

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judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the environment, health, safety or Hazardous Materials, including, without limitation, CERCLA; RCRA; the Federal Water Pollution Control Act, as amended, 33 U.S.C. Section 1251 ET SEQ.; the Toxic Substances Control Act, 15 U.S.C. Section 7401 ET SEQ.; the Clean Air Act, 42 U.S.C. Section 7401 ET SEQ.; the Safe Drinking Water Act, 42 U.S.C. Section 3803 ET SEQ.; the Oil Pollution Act of 1990, 33 U.S.C. Section 2701 ET SEQ.; the Occupational Safety and Health Act, 29 U.S.C.
Section 651 ET SEQ.; and any applicable state and local or foreign counterparts or equivalents.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as in effect from time to time.

                  "ERISA Affiliate" shall mean, with respect to any Person, any other Person which is under common control with the first Person within the meaning of Section 414(b) or 414(c) of the Code.

                  "Event of Default" shall mean any of the events specified in
Article VII hereof, provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

                  "Existing Liens" shall mean the Liens set forth on SCHEDULE 1.

                  "FCC" shall mean the Federal Communications Commission.

                  "FCC Notes" shall mean the notes due and owing to the Federal Communications Commission by the Borrower executed on August 18, 1997, and effective as of April 28, 1997.

                 "Fiscal Year" shall mean the fiscal year of the Borrower which ends on December 31 of each year.

                  "GAAP" shall mean generally accepted accounting principles in the United States of America, consistently applied.

                  "Government Approval" shall mean an authorization, consent, non-action, approval, license or exemption of, registration or filing with, or report to, any governmental or quasi-governmental department, agency, body or other unit, whether federal, state, municipal, or other.

                  "Hazardous Materials" means (a) petroleum or petroleum products, radioactive materials, asbestos in any form that is friable, urea formaldehyde foam insulation, transformers or other equipment that contain, dielectric fluid containing levels of polychlorinated biphenyls, and radon gas;
(b) any chemicals, materials or substances defined as or included in the definition of "hazardous substances," "hazardous waste," "hazardous materials," "extremely hazardous substances," "restricted hazardous waste," "toxic substances," "toxic pollutants," "contaminants," or "pollutants," or words of similar meaning and regulatory effect, under any applicable Environmental Law; and (c) any other chemical, material or substance, exposure to which is prohibited, limited or regulated under applicable Environmental Laws.

                  "Guaranty", "Guaranteed" or to "Guarantee", as applied to any Indebtedness or Liability, shall mean and include: (a) a guaranty, directly or indirectly, in any manner, including by way of endorsement (other than endorsements of negotiable instruments for collection in the ordinary course of business), of any part or all of such obligation, and (b) an agreement, contingent or otherwise, and whether or not constituting a guaranty, assuring, or intended or the practical effect of which is to assure, the payment or performance (or payment of damages in the event of non-performance) of any part or all

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of such obligation whether by (i) the purchase of securities or obligations,
(ii) the purchase, sale or lease (as lessee or lessor) of property, or the purchase or sale of services, primarily for the purpose of enabling the obligor with respect to such obligation to make any payment or performance (or payment of damages in the event of non-performance) of or on account of any part or all of such obligation, or to assure the owner of such obligation against loss, (iii) the supplying of funds to or in any other manner investing in the obligor with respect to such obligation, (iv) the repayment of amounts drawn down by beneficiaries of letters of credit not arising out of the import of goods, (v) the supplying of funds to or investing in a Person on account of all or any part of such Person's obligation under a Guaranty of any such obligation or indemnifying or holding harmless, in any way, such Person against any part or all of such obligation, or (vi) otherwise.

                  "Indebtedness", as applied to the Borrower, shall mean, without duplication: (a) all items (including Capitalized Lease Obligations, but excluding items of capital stock or of surplus) which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of the balance sheet of the Borrower as at the date as of which Indebtedness is to be determined, (b) all obligations and Indebtedness for Money Borrowed, (c) all purchase and lease obligations (including, during the non-cancelable term of any Capitalized Lease, all future payment obligations under such lease discounted to their present value in accordance with GAAP) secured by any Lien to which any property or asset owned or held by the Borrower is subject, whether or not the obligation secured thereby shall have been assumed, and (d) all Indebtedness or Liabilities of other Persons which the Borrower has assumed or Guaranteed, including but not limited to all obligations of such Person consisting of recourse liability with respect to accounts receivable sold or otherwise disposed of by the Borrower. Anything herein contained to the contrary notwithstanding, "Indebtedness" shall not include any Operating Leases.

                  "Investment", as applied to the Borrower, shall mean: (a) any shares of capital stock, assets, evidence of Indebtedness or other security issued by any other Person to the Borrower, (b) any loan, advance or extension of credit to, or contribution to the capital of, any other Person, other than credit terms extended to customers in the ordinary course of business, (c) any Guaranty of the Indebtedness or Liability of any other Person, (d) any obligation owed to the Borrower secured by a Lien on, or payable out of the proceeds of production from, any property of any other Person, whether or not such obligation shall have been assumed by such Person, (e) any other investment by the Borrower in any assets or securities of any other Person, and (f) any commitment to make any Investment.

                  "Liability" or "Liabilities", as applied to the Borrower, shall mean any obligation or liability, whether arising under Applicable Law or otherwise, in each case to the extent that such obligation or liability does not otherwise constitute Indebtedness of the Borrower.

                  "Lien", as applied to the property or assets (or the income or profits therefrom) of the Borrower, shall mean (in each case, whether the same is consensual or nonconsensual or arises by contract, operation of law, legal process or otherwise): (a) any mortgage, lien, pledge, attachment, assignment, deposit arrangement, encumbrance, charge, lease constituting a Capitalized Lease Obligation, conditional sale or other title retention agreement, or other security interest or encumbrance of any kind in respect of any assets or property (including, without limitation, stock of any Subsidiary) of the Borrower, or upon the income or profits therefrom, (b) any arrangement, express or implied (including, without limitation, naming any third party as a loss payee under any insurance policy), under which any property of the Borrower is transferred, sequestered or otherwise identified for the purpose of subjecting or making available the same for the payment of Indebtedness or the performance of any other Liability in priority to the payment of the general, unsecured creditors of the Borrower, (c) any Indebtedness which remains unpaid more than five (5) calendar days after the same shall have become due and payable and which, if unpaid, might by law (including but not limited to bankruptcy or insolvency laws) or otherwise be given any priority whatsoever over the general, unsecured creditors of the Borrower, (d) any agreement (other

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than this Agreement or any of the Security Documents) or other arrangement, express or implied, which, directly or indirectly, prohibits the Borrower from creating or incurring any Lien on any of its properties or assets or which conditions the ability to do so on the security, on a PRO RATA or other basis, of Indebtedness other than Indebtedness outstanding under this Agreement, and
(e) any arrangement, express or implied, under which any right or claim of the Borrower is subject or subordinated in any way to any right or claim of any other Person.

                  "Loan" or "Loans" shall mean the individual or collective reference to the Advances made from time to time plus interest accrued thereon pursuant to the Revolving Credit Loan and to the Term Loan.

                  "Loan Commencement Date" shall mean the date that UbiquiTel is first authorized to make Advances hereunder pursuant to agreements with or consents from BNP Paribas.

                  "Management Agreement" shall mean the agreement of even date pursuant to which UbiquiTel assumes certain management functions with respect to VIA.

                  "Manager" shall mean the Operating Manager appointed pursuant to the Management Agreement.

                  "Material Adverse Change" shall mean an occurrence or event which the Lender shall determine (a) could reasonably be expected to have a material adverse effect on the rights or remedies of the Lender, or the ability of the Borrower to perform its obligations to the Lender under this Agreement and the Notes, or (b) could reasonably be expected to have a materially adverse effect on the performance, business, liabilities, operations, or condition of the Borrower, including the Borrower's ability to continue to build out, develop, operate, and maintain the Service Area Network under the Sprint/Via Agreements.

                  "Material Consents" shall mean consents obtained pursuant to the Sprint/VIA Agreements, the RTFC Loan and loans or guarantees from Lucent.

                  "Members" shall mean Central Valley Cellular, Inc., Delmar Williams & Associates, L.P., Ponderosa Cellular 4, Inc., Personal
Communication Services, Inc., Pinnacles PCS, Inc., and Kerman Communication Technologies, Inc.

                  "Members' Interests" shall mean the limited liability company interests in VIA held by the Members.

                  "Member Loans" shall mean (i) any loans to VIA or to any Affiliate of VIA made by any Member or any Affiliate of any Member, and (ii) any Guaranty of any loans to VIA or to any Affiliate of VIA made by any Member or any Affiliate of any Member, as set forth on SCHEDULE 2.

                  "Merger Agreement" means the agreement of even date by and among UbiquiTel Parent, UbiquiTel, the Merger Subs (as defined in the Merger Agreement), the Members and the Stockholders (as defined in the Merger Agreement).

                  "Mergers" means the mergers through which UbiquiTel Parent acquires the Members' Interests of VIA pursuant to the Merger Agreement.

                  "Money Borrowed", as applied to Indebtedness, shall mean: (a) money borrowed, and (b) without duplication, (i) Indebtedness represented by notes payable and drafts accepted representing

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extensions of credit, (ii) all Indebtedness evidenced by bonds, debentures, notes or other similar instruments, and (iii) all Indebtedness upon which interest charges are customarily paid.

                  "Note" shall mean the Revolving Credit Note and any and all amendments, modifications or extensions thereto.

                  "Obligations" shall mean the collective reference to the Loans, and all Indebtedness and other liabilities and obligations of every kind and description owed by the Borrower to the Lender from time to time under, pursuant to or as permitted by this Agreement and the Notes, however evidenced, created or incurred, whether direct or indirect, primary or secondary, fixed or contingent, now or hereafter existing, due or to become due.

                  "Operating Leases" shall mean, collectively, all leases or similar agreements of any kind (whether relating to real property, personal property or otherwise) pursuant to which the Borrower is at any time a lessee or otherwise required to make payments in connection with the use or enjoyment of any property of any kind, all as determined in accordance with GAAP.

                  "Permitted Liens" shall mean the Liens described in Section
6.02 of this Agreement.

                  "Person" shall mean any individual, partnership, corporation, banking association, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature.

                  "Real Property Leases" shall mean all leases and other agreements and instruments in respect of the rental of real property, buildings, improvements and/or fixtures pursuant to which the Borrower or any Subsidiary is or may hereafter be the lessee, sublessee, lessor or sublessor (as the case may be), including operating leases and capitalized leases.

                  "Related Agreements" shall mean the Merger Agreement, Management Agreement, Warrant, Lock-Up Agreement, Escrow Agreement, Subordination Agreement, Affiliate Letter, and such agreements, exhibits, certificates and other documents as may be contemplated by any of such agreements.

                  "Revolving Credit Loan" shall mean the revolving credit loan being made to the Borrower pursuant to Section 2.01.

                  "Revolving Credit Note" shall mean the note referred to in
Section 2.01.

                  "Revolving Credit Loan Termination Date" shall mean the earlier to occur of (i) the Closing or (ii) termination of the Merger Agreement for any reason.

                  "RTFC Loan" shall mean the loan to the Borrower from the Rural Telephone Finance Corporation evidenced by a Loan Agreement, dated January 9, 1998, by and between the Borrower (f/k/a Central Wireless Partnership) and the Rural Telephone Finance Cooperative.

                  "Service Area" means the geographic area described on the Service Area Exhibit to the Sprint/VIA Affiliation Agreement.

                  "Service Area Network" means the network and business activities managed by the Borrower under the Sprint/VIA Affiliation Agreement in the Service Area.

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                  "Sprint/VIA Agreements" shall mean the Sprint/VIA Affiliation
Agreement, the Sprint License Agreements, and all other agreements entered into between the Borrower and Sprint Corporation or any of its Affiliates.

                  "Sprint License Agreements" shall mean collectively the (i) Sprint Trademark and Service Mark License Agreement, dated January, 1999, between Sprint Communications Company, L.P. and the Borrower, including any exhibits or documents incorporated by reference, as may be amended, modified or supplemented from time to time, and (ii) Sprint Spectrum Trademark and Service Mark Agreement, dated January, 1999, among Sprint Spectrum, L.P. and the Borrower, including any exhibits or documents incorporated by reference, as may be amended, modified or supplemented from time to time.

                  "Sprint/VIA Affiliation Agreement" shall mean the agreement dated January___ ,1999, between Sprint Spectrum L.P. and the Borrower, including any exhibits or documents incorporated by reference in said agreement, as may be amended, modified or supplemented from time to time.

                  "Subsidiary" or "Subsidiaries" shall mean the individual or collective reference to any entity, 50% or more of the outstanding shares of stock or limited liability company interests or other form of equity interests of which is at the time owned by the Borrower, directly or indirectly through one or more Subsidiaries.

                  "Term Loan" shall mean the conversion of the Revolving Credit Loan into a term loan pursuant to Section 2.02 of this Agreement.

                  "Term Loan Termination Date" shall be that date which is eighteen months from the Conversion Date.

                  "Term Note" shall mean the Revolving Credit Note upon conversion of the Revolving Credit Loan into a Term Loan, in accordance with
Section 2.02 hereof.

                  "Warrant" shall mean the Warrant to purchase Members' Interests of the Borrower issued to the Lender in the form attached as EXHIBIT "A".

         1.02. USE OF DEFINED TERMS. All terms defined in this Agreement shall have their defined meanings when used in this Agreement, the Notes and all certificates, reports or other documents made or delivered pursuant to this Agreement, unless otherwise defined therein or unless the specific context shall otherwise require.

         1.03. ACCOUNTING TERMS. All accounting terms not specifically defined herein shall be construed in accordance with GAAP.

II.      GENERAL TERMS.

         2.01.    REVOLVING CREDIT LOANS.

                  (a) Subject to the terms and conditions of this Agreement and so long as the Merger Agreement shall not have been terminated, the Lender hereby agrees to make at any time and from time to time on and after the Loan Commencement Date and on and prior to the Revolving Credit Loan Termination Date, an Advance or Advances under the Revolving Credit Loan in an aggregate principal

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amount not to exceed, at any time outstanding, the sum of Twenty Five Million
Dollars ($25,000,000). The Borrower may borrow, prepay such Advances and interest thereon (without premium or penalty) and re-borrow under this Section
2.01. Any prepayments shall be applied first towards interest and then to principal. Each request by the Borrower for an Advance shall be made by the Manager (in accordance with the Management Agreement) in writing or by telephonic communication to the Lender. Telephonic requests for an Advance shall be confirmed by written notice to the Lender delivered to the Lender by the Business Day next following the request. The Borrower may request Advances in any amount, but only in multiples of $1,000,000. The Revolving Credit Loans shall be evidenced by the Revolving Credit Note, on which the Lender shall record all Advances and prepayments hereunder, and the balance due at any time, which record shall, absent manifest error, be conclusive on the parties.

                  (b) The Borrower shall pay the Lender interest on all Advances at a rate per annum equal to fourteen percent (14%). Such interest shall be computed on the daily unpaid principal balance of all Advances, based on a three hundred sixty-five (365) day year, counting the actual number of days elapsed. Accrued interest shall be due and payable upon the Term Loan Termination Date.

                  (c) All Advances shall be repayable to the Lender (i) without notice or demand, to the extent that the outstanding principal balance of the Advances shall at any time or from time to time exceed $25,000,000, and
(ii) otherwise on demand, provided that the Lender shall not, prior to the Revolving Credit Loan Termination Date, terminate the Revolving Credit Loan or demand repayment of any Advances, except upon the occurrence of an Event of Default or as otherwise provided in this Agreement or in any of the Notes.

                  (d) Unless an Event of Default shall have occurred, (i) should the Revolving Credit Loan Termination Date arise in connection with the Closing, the Borrower's Obligations to the Lender shall be forgiven and otherwise canceled in their entirety immediately upon the date of such Closing, or (ii) should the Advances under the Revolving Credit Loan be converted into a Term Loan, the Borrower shall pay in full all of its Obligations thereunder in accordance with Section 2.02 hereof, and (iii) should the Management Agreement be terminated pursuant to Section 6.2 thereof, all obligations at the time outstanding under the Revolving Credit Loan shall immediately become due and payable.

                  (e) All Advances made by the Lender shall be evidenced by a Revolving Credit Note of the Borrower issued to Lender in the form annexed hereto as EXHIBIT "B".

         2.02.    TERM LOAN.

                  (a) If the Merger Agreement is terminated for any reason other than a termination of the Management Agreement pursuant to
Section 6.2 thereof, the Revolving Credit Loan shall automatically convert into a Term Loan in the principal amount equal to the amount of the outstanding Advances plus interest accrued thereon, subject to the terms and conditions as set forth herein; provided that any principal amount of the outstanding Advances in excess of Twenty-Five Million Dollars ($25,000,000) shall be repaid by the Borrower to the Lender on the date of such conversion. The Term Loan shall commence on the Conversion Date and shall be due on the Term Loan Termination Date. The Term Loan shall bear interest on the outstanding principal amount of the Term Note at the per annum rate of fourteen percent (14%). Interest and principal shall be due on the Term Loan Termination Date, and Borrower shall repay to Lender all Obligations on such Date. Interest shall be based on a three hundred sixty-five (365) day year, counting the actual number of days elapsed.

                  (b) The Term Loan shall be evidenced by the Revolving Credit Note which shall be deemed modified on the Conversion Date to become the Term Note and to include the terms and conditions set forth in Section 2.02(a) hereinabove without further action of the parties.


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         2.03.    USE OF PROCEEDS. The proceeds of all Advances shall be used exclusively by the Borrower for (a) working capital and capital expenditures,
(b) network build out under the build-out plan set forth in the Sprint/VIA Agreements, and/or (c) making payments in respect of the FCC Notes, RTFC Loan, the Aegon mortgage loan and other Indebtedness.

         2.04. OBLIGATIONS UNCONDITIONAL. The payment and performance of all Obligations shall constitute the absolute and unconditional obligations of the Borrower, and shall be independent of any defense or rights of set-off, recoupment or counterclaim which the Borrower might otherwise have against the Lender. All payments required by this Agreement and/or the Notes shall be paid free of any deductions and without abatement, diminution or set-off.

         2.05. WARRANT. As further consideration for the making of the Loans, Borrower shall execute the Warrant on the Agreement Date, which Warrant is conditional upon the conversion of the Revolving Credit Loan into the Term Loan.

III.     CONDITIONS OF MAKING THE INITIAL ADVANCE.

         The obligation of the Lender to make the initial Advance under the Revolving Credit Loan is subject to the following conditions precedent:

         3.01. EXECUTION OF AGREEMENTS; NOTES. The Related Agreements shall have been executed by all parties and shall be in full force and effect. The Revolving Credit Note shall have been executed by the Borrower.

         3.02. OPINIONS OF COUNSEL. The Lender shall have received from Morris, Manning & Martin, L.L.P., counsel to VIA, an opinion addressed to the Lender covering the matters set forth in EXHIBIT "C".

         3.03. CORPORATE DOCUMENTS; PROCEEDINGS. The Lender shall have received copies of the Certificate of Formation and Operating Agreement of Borrower and the resolutions, consents or similar evidence of authority of Borrower to execute this Agreement and the Related Agreements, all attested to by a certificate executed by the Chief Executive Officer of the Borrower and the Secretary or an Assistant Secretary of the Borrower.

         3.04. MATERIAL CONSENTS. The Lender shall have received evidence satisfactory to it that all Material Consents have been received and are in full force and effect.

         3.05. MEMBER SUBORDINATION. The Lender shall have received a Subordination Agreement executed by the Members subordinating the Members' Loans to the repayment of the Revolving Credit and Term Loans in the form attached in EXHIBIT "D".

IV.      OMITTED.

V.       AFFIRMATIVE COVENANTS.

         If and to the extent that the failure of Borrower to fulfill or otherwise comply with one of the covenants set forth below in this Article V is the sole result of the actions or inactions of the Lender in its capacity as Operating Manager pursuant to the Management Agreement (and not the result of any actions or inactions of the Principal LLC Officer under such agreement, as defined therein), such failure shall not be deemed to be an Event of Default hereunder. The Borrower hereby covenants and agrees that, from

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and after the Conversion Date, until payment in full of all Obligations and the termination of all of the Borrower's rights to funding hereunder, the Borrower shall:

         5.01. CORPORATE AND INSURANCE. Do or cause to be done all things necessary to at all times (a) preserve, renew and keep in full force and effect its company existence, rights, licenses, and franchises, including all Material Consents, (b) comply in all material respects with this Agreement and the Related Agreements to which it is a party, (c) maintain, preserve and protect all of its franchises and material trade names, and preserve all of its material property used or useful in the conduct of its business and keep the same in good repair, working order and condition (reasonable wear, tear and casualty excepted), and from time to time make, or cause to be made, all needed and proper repairs, renewals, replacements, and improvements thereto,
(d) keep, under the coverage of an "umbrella" policy or other form of coverage reasonably acceptable to the Lender, the Borrower's insurable properties adequately insured at all times, by financially sound and reputable insurers reasonably acceptable to the Lender, to such extent and against such risks, including fire and other risks and casualty insured against by extended coverage, and maintain, as part of such coverage, liability and such other insurance, as is customarily maintained by companies engaged in similar businesses (including, without limitation, products liability insurance), in amounts reasonably satisfactory to the Lender, and (e) comply in all material respects with all Applicable Law, whether now in effect or hereafter enacted, promulgated or issued.

         5.02.    PAYMENT OF TAXES; ERISA.


                  (a) File, pay and discharge, or cause to be paid and discharged, all taxes, assessments and governmental charges or levies imposed upon the Borrower or upon its income and profits or upon any of its property (real, personal or mixed) or upon any part thereof, before the same shall become delinquent, as well as all lawful claims for labor, materials, supplies and otherwise, which, if unpaid when due, would become a Lien or charge upon such property or any part thereof; PROVIDED, HOWEVER, that the Borrower shall not be required to pay and discharge or cause to be paid and discharged any such tax, assessment, charge, levy or claim (other than taxes and/or assessments relating to real property or the use thereof) so long as (i) the validity thereof shall be contested in good faith by appropriate proceedings and the Borrower shall have set aside on its books adequate reserves with respect to any such tax, assessment, charge, levy or claim so contested, and
(ii) payment with respect to any such tax, assessment, charge, levy or claim shall be made before any of the Borrower's property shall be seized or sold in satisfaction thereof. The Borrower shall furnish to the Lender, within ten
(10) days after the date of filing thereof, true and complete copies of all federal income tax returns, or amended returns, filed by or including the Borrower, and shall make available to the Lender for its inspection, at the Borrower's principal offices, true and complete copies of all state and local income tax returns, or amended returns, filed by or including the Borrower.

                  (b) (i) make all required contributions to all pension plans or other benefit plans, if any, in accordance with and in amounts not less than the minimum funding requirements of Section 302 of ERISA, (ii) furnish the Lender, promptly after the filing thereof, with copies of all reports or other statements filed by the Borrower with the United States Department of Labor or the Internal Revenue Service with respect to any of such plans, (iii) promptly notify the Lender in writing of the occurrence of any "reportable event" or "prohibited transaction" (within the scope of Section 406 of ERISA or as such term is defined in Section 4975 of the Code) with respect to any such plan, and (iv) promptly provide the Lender with copies of any notices of any such "reportable event" which might constitute grounds for the termination of any subject plan under Title IV of ERISA, as and when given or required to be given by the Borrower or the plan administrator of any subject plan to the PBGC.

         5.03. NOTICE OF PROCEEDINGS. Give prompt written notice to the Lender of any proceedings instituted against the Borrower in any federal or state court or before any commission or other regulatory body, whether federal, state or local, which seeks recovery of an amount in excess of $100,000 or which, if adversely determined, would have a material adverse effect upon the Borrower's business, operations, properties, assets or condition, financial or otherwise.

         5.04.    PERIODIC REPORTS; INFORMATION. Furnish to the Lender:


                  (a) Within 120 calendar days after the end of each Fiscal Year, separate consolidated and consolidating balance sheets, statements of income and retained earnings, statements of changes in financial position, and statements of cash flow of the Borrower, together with footnotes and supporting schedules thereto, all certified by independent certified public accountants selected by the Borrower and reasonably acceptable to the Lender (with the form of certification to be without qualification or otherwise satisfactory to the Lender), showing the financial condition of the Borrower at the close of such Fiscal Year and the results of operations of the Borrower during such Fiscal Year;

                  (b) Within thirty (30) calendar days after the end of each calendar quarter, (i) a consolidated balance sheet and statement of income and retained earnings of the Borrower, together with supporting schedules thereto, prepared by the Borrower and certified by its president or chief financial officer, such balance sheet to be as of the close of such calendar quarter and such statement of income and retained earnings to be for the period from the beginning of the then-current Fiscal Year to the end of such calendar quarter, in each case subject to normal audit and year-end adjustments which shall not be material, (ii) a consolidated statement of cash flow of the Borrower for such calendar quarter and for the period from the beginning of the then-current Fiscal Year to the end of such calendar quarter, and (iii) a report of the Borrower's Capital Expenditures for such calendar quarter and from the beginning of the then-current Fiscal Year to the end of such calendar quarter;

                  (c) Concurrently with the delivery of each of the financial statements required by Sections 5.04(a) and 5.04(b) above, a certificate of the president or chief financial officer of the Borrower, in the form annexed hereto as EXHIBIT "F", certifying that he has examined the provisions of this Agreement and that no Default or Event of Default has occurred and/or is continuing;

                  (d) Annually, not less than thirty (30) calendar days after the commencement of each Fiscal Year beginning with the Fiscal Year commencing January 1, 2001, a consolidated Capital Expenditure budget of the Borrower for such Fiscal Year showing the nature and amount of the proposed Capital Expenditures, and within thirty (30) days after the end of each Fiscal Year, updated reports showing the actual Capital Expenditures for such Fiscal Year;

                  (e) Annually, not less than thirty (30) calendar days after the commencement of each Fiscal Year beginning with the Fiscal Year commencing January 1, 2001, (i) a consolidated cash flow projection of the Borrower for such Fiscal Year (stated on a month-by-month basis), and (ii) a consolidated profit and loss projection of the Borrower for such Fiscal Year;

                  (f) Promptly upon delivery or receipt thereof, (i) all material notices, reports, or other communications delivered or received by the Borrower pursuant to the Sprint/VIA Agreements to or from Sprint Communications Company, L.P., Sprint Spectrum L.P. or any of their Affiliates,
(ii) all
reports delivered by Borrower to its Members, and (iii) any material notices delivered by any government agency to the Borrower; and

                  (g) Promptly, from time to time, such other information regarding the Borrower's operations, assets, business, affairs and financial condition, as the Lender may reasonably request.

         5.05. BOOKS AND RECORDS; INSPECTION. Maintain centralized books and records respecting all of the Borrower's assets and all of the business operations at the Borrower's principal place of business, and permit and assist agents or representatives of the Lender to inspect, at any time during normal business hours, upon reasonable notice, and without undue material disruption of the business, all of the Borrower's various books and records (wherever located), and to make copies, abstracts and/or reproductions thereof.

         5.06. NOTICE OF DEFAULT OR MATERIAL ADVERSE CHANGE. Promptly advise the Lender of (a) any Material Adverse Change in the condition (financial or otherwise) of the Borrower, (b) the existence or occurrence of any Default or Event of Default, and the action proposed to be taken by the Borrower in respect thereof, and (c) any actual or threatened termination, suspension, revocation, lapse or modification of any Material Consent.

         5.07. ACCOUNTING. Maintain a standard system of accounting in order to permit the preparation of consolidated financial statements in accordance with GAAP.

         5.08. ENVIRONMENTAL COMPLIANCE AND RESPONSE. Timely comply in all material respects with all Environmental Laws applicable to the Borrower (including, without limitation, obtaining and maintaining all required licenses, permits and approvals with respect to the possession, use, generation and/or transport of any Hazardous Substances or toxic wastes, chemicals or other materials), and provide to the Lender, immediately upon the Borrower's receipt thereof, copies of any correspondence, notices, claims, demands, summonses, pleadings, citations, indictments, complaints, directives, orders, decrees, judgments or other communications or documents from any governmental agency or department or any other Person or source asserting or alleging a circumstance or condition which alleges any violation of any Environmental Laws, or requires or may require a financial contribution by the Borrower or any cleanup, removal, remedial action or other response by or on the part of the Borrower under any Environmental Laws, or seeks any Lien, damages or civil, criminal or punitive penalties from the Borrower for or in respect of any alleged violation of any Environmental Laws.

         5.09. SPRINT. Do or cause to be done all things reasonably necessary and appropriate to maintain the Sprint/Via Agreements in full force and effect.

VI.      NEGATIVE COVENANTS.

         The Borrower hereby covenants and agrees that, from the Conversion Date and until payment in full of all Obligations (whether now existing or hereafter arising), and the termination of all of the Borrower's rights to extension or funding hereunder, unless the Lender shall otherwise consent in writing, the Borrower shall not, directly or indirectly:

         6.01. INDEBTEDNESS AND LIABILITIES. Incur, create, assume, become or be liable in any manner with respect to, or permit to exist, any Indebtedness or Liability, OTHER THAN the following (the "Permitted Indebtedness"):

                  (a) Indebtedness to the Lender for Money Borrowed, or otherwise;

                  (b) Indebtedness and Liabilities with respect to trade obligations, accounts payable, Operating Leases and other normal accruals incurred in the ordinary course of business, or with respect to which the Borrower is contesting in good faith the amount or validity thereof by appropriate proceedings, and then only to the extent that the Borrower has set aside on its books adequate reserves therefor;

                  (c) Indebtedness with respect to Money Borrowed: (i) to the FCC under the FCC Notes or to the RTFC under the RTFC Loan, in each case only with respect to the principal amount outstanding on the Agreement Date plus accrued interest or (ii) to the Members with respect to the Member Loans (the principal amount of which may be increased so long as all such Members Loans shall remain subordinated);

                  (d) Indebtedness incurred for the purpose of paying or financing the purchase price of capital assets (whether by purchase or through a Capitalized Lease) ("Purchase Money Indebtedness"), to the extent such indebtedness does not exceed, in the aggregate, $5,000,000;

                  (e) Indebtedness for Money Borrowed to any other person or entity provided that upon incurrence of such Indebtedness, the aggregate amount of all outstanding Indebtedness of Borrower (excluding Purchase Money Indebtedness) shall not exceed seventy percent (70%) of Borrower's total invested capital.

         6.02. LIENS. Create, incur, assume or suffer to exist any Lien or other encumbrance of any nature whatsoever on any of its assets, now or hereafter owned, other than:

                  (a) Subject to Section 5.02 hereof, Liens securing the payment of taxes which are either not yet due or the validity of which is being contested in good faith by appropriate proceedings, and as to which the Borrower shall have set aside on its books adequate reserves;

                  (b) Deposits under workers' compensation, unemployment insurance and social security laws, or to secure the performance of bids, tenders, contracts (other than for the repayment of Money Borrowed) or leases, or to secure statutory obligations or surety or appeal bonds, or to secure indemnity, performance or other similar bonds in the ordinary course of business;

                  (c) Liens imposed by law, such as carriers', warehousemen's or mechanics' liens, incurred by the Borrower in good faith in the ordinary course of business and discharged promptly after same are incurred, and fully bonded Liens arising out of a judgment or award against the Borrower with respect to which the Borrower shall currently be prosecuting an appeal, a stay of execution pending such appeal having been secured;

                  (d)      The Existing Liens; or

                  (e)      Liens securing payment of the Permitted Indebtedness.

                  The Liens described in the foregoing paragraphs (a), (b), (c),
(d) and (e) are referred to collectively as the "Permitted Liens."

         6.03. GUARANTEES. Guarantee, endorse or otherwise in any manner become or be responsible for obligations of any other Person, except endorsements of negotiable instruments for collection in the ordinary course of business.

         6.04. SALES OF ASSETS; MANAGEMENT. Sell, lease, transfer, sell and leaseback, or otherwise dispose of all or a material portion of its properties, assets (including, without limitation, stock of any Subsidiary), rights, licenses or franchises to any Person (including, without limitation, any Affiliate of the Borrower); or turn over the management of, or enter into any management contract with respect to, the business operations or such properties, assets, rights, licenses or franchises; or permit any Affiliates of the Borrower to own or obtain any patent, patent application, license, trademark, trademark application or other intangible asset relating to the business operations.

         6.05. INVESTMENTS; ACQUISITIONS. Make any Investment in, or otherwise acquire or hold equity of (including, without limitation, capital stock, or membership or partnership interests, or evidences of indebtedness), or acquire all or substantially all of the assets of, or make loans or advances to, or enter into any arrangement for the purpose of providing funds or credit to, any other Person (including any Affiliate), EXCEPT for investments in short-term obligations of the United States or any state thereof, or in Cash Equivalents.

         6.06. CHANGE OF CONTROL. Dissolve or liquidate (or adopt a plan of dissolution or liquidation); sell, lease, transfer, or otherwise dispose of all or substantially all of the Borrower's assets whether in one or a series of related transactions; consummate any transaction (including without limitation a merger or consolidation) the result of which is that the Members cease to own of record and beneficially at least 50% of the Members' Interests.

         6.07. DIVIDENDS AND REDEMPTIONS. Except for payments of salary and compensation as and to the extent permitted by Section 6.09, directly or indirectly declare or pay any dividends, or make any distribution of cash or property, or both, to or in respect of the holders of Members' Interests, or purchase, redeem or otherwise acquire or retire for value any Members' Interests.

         6.08. CHANGE OF BUSINESS. Engage in a business materially different from the business as now being conducted (as the same may be reasonably expanded from time to time) or wind up its business or cease substantially all of its normal business operations for a period in excess of thirty (30) consecutive days, or suffer any material disruption, interruption or discontinuance of a material portion of its normal business operations for a period in excess of ninety (90) consecutive days.

         6.09. MANAGEMENT AGREEMENTS; COMPENSATION. Make any payments or furnish any compensation to any Members or any of their respective Affiliates, or any member of the family of any of such Persons, whether by way of payments of principal of, or interest on any Member Loans or other Indebtedness, any salary, bonus, option to purchase stock, management fees, consulting fees, loans, advances or otherwise, except compensation to David Nelson for services rendered plus reimbursement of expenses incurred in connection with services provided by any Member in any manner consistent with historical practices.

         6.10. AFFILIATE TRANSACTIONS. Except for any transaction entered into on terms no less favorable to the Borrower than the terms that would have been obtained in a comparable transaction from an unrelated Person, enter into any contract, agreement, or transaction with any Affiliate of the Borrower, or make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, an Affiliate of the Borrower.

         6.11.    FISCAL YEAR. Amend its Fiscal Year.

         6.12. MEMBER'S LOANS. Make any payment of principal, interest or otherwise in respect of any Member Loan or provide any collateral or security for the repayment of any such Loan.

         6.13 SUBSIDIARIES. Sell, lease, transfer, assign, encumber or otherwise dispose of any interests of any Subsidiary, or create or organize any new Subsidiary.

         6.14 ERISA COMPLIANCE. Suffer or permit, on the part of the Borrower or any ERISA Affiliate of the Borrower, to occur (a) any non-exempted "prohibited transaction" (as such term is defined in Section 4975 of the Code), any "accumulated funding deficiency" (as such term is defined in
Section 302 of ERISA), whether or not waived, (c) any termination of any pension plan or benefit plan in any manner that could result in the imposition of any Lien on any property or assets of the Borrower, or (d) any violation of any state or federal securities laws applicable to any pension plan or benefit plan.


VII.     DEFAULTS.

         7.01. EVENTS OF DEFAULT. Each of the following events is an Event of Default:

                  (a) if the Borrower shall at any time fail to comply with or fulfill, or take any act or do any thing prohibited by, any covenant or agreement made in Articles V or VI of this Agreement and such failure is not cured within ten (10) days after receipt of written notice from Lender;

                  (b) any default in the payment of any principal or interest under any of the Notes of Borrower payable to the Federal Communications Commission or to the Rural Telephone Finance Cooperative when the same shall be due and payable, whether at the due date thereof or by acceleration or otherwise, which results in acceleration;

                  (c) any default with respect to any Indebtedness for Money Borrowed of the Borrower (other than to the Lender) in an amount greater than $2,000,000, if the effect of such default is to cause the maturity of any such Indebtedness for Money Borrowed or to cause such Indebtedness for Money Borrowed to become or be declared to be due prior to the stated maturity thereof;

                  (d) if the Borrower shall: (i) apply for or consent to the appointment of a receiver, trustee, custodian or liquidator of it or any of its properties, (ii) admit in writing its inability to pay its debts as they mature, (iii) make a general assignment for the benefit of creditors,
(iv) be adjudicated a bankrupt or insolvent or be the subject of an order for relief under Title 11 of the United States Code, or (v) file a voluntary petition in bankruptcy, or a petition or an answer seeking reorganization or an arrangement with creditors or to take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute, or an answer admitting the material allegations of a petition filed against it in any proceeding under any such law, or (vi) take or permit to be taken any action in furtherance of or for the purpose of effecting any of the foregoing;

                  (e) if any order, judgment or decree shall be entered, without the application, approval or consent of the Borrower, by any court of competent jurisdiction, approving a petition seeking reorganization of the Borrower, or appointing a receiver, trustee, custodian or liquidator of the Borrower, or of all or any substantial part of their respective assets, and such order, judgment or decree shall continue unstayed and in effect for any period of ninety (90) days;

                  (f) any purported or attempted assignment by the Borrower of any of its rights or obligations under this Agreement, the Notes or any use by the Borrower of any proceeds of the Advances for any purpose other than as permitted pursuant to Section 2.03 hereof;

                  (g) any of the Sprint/VIA Agreements shall be terminated, or shall be modified so as to impose onerous conditions on the Borrower's ability to continue to build out, develop, operate, and maintain the Service Area Network under the Sprint/VIA Agreements.

         7.02. REMEDIES. Upon the occurrence of any Event of Default, and at all times thereafter during the continuance thereof, the Notes, and any and all other Indebtedness and Obligations of the Borrower to the Lender, shall, at the Lender's option, become immediately due and payable, both as to principal and interest, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived. Notwithstanding the Lender's right immediately to accelerate payment of the Notes, and any and all other Indebtedness and Obligations of the Borrower to the Lender, and without prejudice to such right, upon an Event of Default, Lender shall not initiate or pursue any claim, cause of action, remedy or other right it may have or otherwise enforce against the Borrower under this Agreement or the Notes prior to the date that is 180 days from and after such an Event of Default; PROVIDED, HOWEVER, that nothing in the foregoing standstill shall be deemed to waive or otherwise prejudice the Lender's rights provided hereunder or, except as provided herein, otherwise evidence an intention by the Lender to waive, modify or forbear from exercising any of its rights, powers and privileges hereunder. Further, if the Event of Default is the result of the maturity or earlier acceleration of either of the FCC Notes or the RTFC Loan (each a "Senior Lender"), and the Lender has received a payment blockage notice from such Senior Lender, the Lender shall not initiate or pursue any claim, cause of action, remedy or other right it may have or otherwise enforce against the Borrower under this Agreement or the Notes prior to the date that is (i) in the case of a payment default under the FCC Notes or the RTFC Loan, when such default is cured or waived (and if applicable, any acceleration is rescinded), and (ii) in the case of non-payment defaults, the earlier of the date when such default is cured or waived or 180 days after the date on which the payment blockage notice is received.

VIII.  MISCELLANEOUS.

         8.01. SURVIVAL. This Agreement and all covenants, agreements, representations and warranties made herein and in the certificates delivered pursuant hereto, shall survive the making by the Lender of the Loans, and the execution and delivery to the Lender of the Notes, and shall continue in full force and effect for so long as the Notes and any other Indebtedness or other Obligations of the Borrower to the Lender are outstanding and unpaid. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and permitted assigns of such party; and all covenants, promises and agreements in this Agreement contained, by or on behalf of the Borrower, shall inure to the benefit of the successors and assigns of the Lender.

         8.02. INDEMNIFICATION. The Borrower shall defend and indemnify the Lender and each of its directors, officers, employees, attorneys and agents against, and shall hold the Lender and such Persons harmless from, any and all losses, claims, damages and liabilities and related expenses, including reasonable counsel fees and expenses, incurred by the Lender or any such Person arising out of, in any way connected with, or as a result of: (a) the use of the proceeds of the Advances; (b) this Agreement, the ownership and operation of the Borrower's assets (including all real properties and improvements) or any agreement of the Borrower, the performance by the Borrower of its obligations thereunder, and the consummation of the transactions contemplated by this Agreement; and/or (c) any claim, litigation, investigation or proceedings relating to any of the foregoing, whether or not the Lender or its directors, officers, employees, attorneys or agents are a party thereto; provided that such indemnity shall not apply to any such losses, claims, damages, liabilities or related expenses arising from the willful misconduct or gross negligence of the Lender as determined pursuant to a final and non-appealable decision of a court of competent jurisdiction. The foregoing indemnity shall remain operative and in full force and effect regardless of the expiration or termination of this Agreement, the consummation of the transactions contemplated by this Agreement, the repayment of any of the Loans, the invalidity or unenforceability of any term or provision of this Agreement, or the Notes, any investigation made by or on behalf of the Lender, and/or the content or accuracy of any representation or warranty made by the Borrower or any of its Affiliates under this Agreement. All amounts due under this Section 8.02 shall be payable on written demand therefor.

         8.03. COSTS AND EXPENSES. If the Mergers do not close for any reason other than a breach of its obligations under the Merger Agreement by UbiquiTel Parent or UbiquiTel, the Borrower shall reimburse the Lender for all reasonable fees and disbursements of counsel to the Lender in connection with
(a) the preparation, execution and delivery of this Agreement, the Notes and related documentation, and (b) any amendments, modifications, consents or waivers with respect to this Agreement or any of the Notes; PROVIDED, HOWEVER, that in no event shall the Borrower be obligated to reimburse the Lender for such fees and disbursements in excess of $50,000. All such costs, expenses and charges shall be added to and become a part of the Term Loan.

         8.04. GOVERNING LAW. This Agreement and the Notes shall (irrespective of where same are executed and delivered) be governed by and construed in accordance with the laws of the State of Delaware (without giving effect to principles of conflicts of laws).

         8.05. WAIVER OR AMENDMENT. Neither any modification or waiver of any provision of this Agreement, the Notes, nor any consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be set forth in writing duly signed or acknowledged by the Lender and the Borrower, and then such waiver or consent shall be effective only in the specific instance, and for the specific purpose, for which given. No notice to or demand on the Borrower in any instance shall entitle the Borrower to any other or future notice or demand in the same, similar or other circumstances.

         8.06. RESERVATION OF REMEDIES. Neither any failure nor any delay on the part the Lender in exercising any right, power or privilege hereunder, or under the Notes shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or future exercise, or the exercise of any other right, power or privilege. All rights and remedies provided in this Agreement, and/or in the Notes or otherwise under Applicable Law, shall be cumulative, and all of such rights and remedies may be exercised singly or concurrently.

         8.07. NOTICES. All notices, requests, demands and other communications under or in respect of this Agreement or any transactions hereunder shall be in writing (which may include telegraphic or telecopied communication) and shall be personally delivered or delivered by overnight courier, or telegraphed or telecopied by facsimile transmission to the applicable party at the following addresses:

              If to the Lender:         UBIQUITEL OPERATING COMPANY
                                        One West Elm Street, Fourth Floor
                                        Conshohocken, PA  19428
                                        Attn:  Donald A. Harris, President & CEO
                                               Patricia E. Knese, Esq.

              with a copy to:           Greenberg Traurig, LLP
                                        1750 Tysons Boulevard, 12th Floor
                                        McLean, VA  22102
                                        Attn.: Lee R. Marks, Esq.

              If to the Borrower:       VIA WIRELESS, LLC
                                        6781 North Palm
                                        Fresno, CA  93704
                                        Attn: David Nelson
              with copies to:           Morris, Manning & Martin, LLP
                                        3343 Peachtree Road, N.E.,
                                        1600 Atlanta Financial Center
                                        Atlanta, GA  30326
                                        Attn.:  Oby T. Brewer III, Esq.

                                        Ponderosa Cellular 4, Inc.
                                        47034 Road 201
                                        O'Neals, California 93654
                                        Attn: Matthew Boos

or, as to any party, at such other address and/or telecopier number as shall be designated by such party in a written notice to the other party given as aforesaid. All such notices, requests, demands and other communications shall be deemed to be received (a) in the case of delivery by hand or delivery by overnight courier, on the date of actual personal delivery, and (b) in the case of telegraph or facsimile transmission, one (1) day after being sent by facsimile transmission to a telecopier number designated by the addressee.

         8.08. BINDING EFFECT. This Agreement, the Warrant and the Notes shall be binding upon and inure to the benefit of the Borrower and the Lender and their respective successors and permitted assigns, except that the Borrower shall have no right to assign any of its rights or obligations hereunder without the prior written consent of the Lender (which consent may be granted or withheld in the Lender's sole and absolute discretion).

         8.09. CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL. THE BORROWER HEREBY CONSENTS TO THE JURISDICTION OF ALL STATE AND FEDERAL COURTS OF THE STATE OF CALIFORNIA TAKEN FROM SUCH COURTS, FOR THE PURPOSE OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF OR WITH RESPECT TO THIS AGREEMENT, THE NOTES, ANY OTHER AGREEMENTS OR DOCUMENTS EXECUTED IN CONNECTION HEREWITH, OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, OR ANY OF THE BORROWER'S OBLIGATIONS HEREUNDER OR THEREUNDER. THE BORROWER HEREBY EXPRESSLY WAIVES ANY AND ALL OBJECTIONS IT MAY HAVE AS TO VENUE IN ANY OF SUCH COURTS, AND ALSO WAIVES TRIAL BY JURY IN ANY SUCH SUIT, ACTION OR PROCEEDING, OR COUNTERCLAIM THEREIN.

         8.10. BROKERS OR OTHER FEES. No party hereto shall be obligated to pay any premium or other charge, brokerage fee, finder's fee, investment banking fee, commission or other such fee in connection with the transactions contemplated by this Agreement. Each of the parties hereto shall indemnify and hold the others harmless from and against any such claim arising out of such indemnifying party's acts or any acts of such party's agents or representatives.

         8.11. RELATIONSHIP OF PARTIES. Neither the Lender or the Borrower shall be deemed a partner, joint venturer or related entity of any other party by reason of this Agreement or any transactions contemplated hereby or pursuant hereto.

         8.12. RETURN OF DOCUMENTS. Any documents, schedules, invoices or other papers delivered to the Lender by the Borrower may be destroyed or otherwise disposed of by the Lender six (6) months after their initial receipt, unless the Borrower requests, in writing the return of any such materials, and makes appropriate arrangements for the return of such materials at the Borrower's expense.

         8.13. THIRD PARTY BENEFICIARIES. This Agreement is intended for the sole and exclusive benefit of the parties hereto and their respective successors and permitted assigns, and shall not serve to confer any rights or benefits in favor of any Person not a party hereto; and except for the parties hereto, no other Person shall have any right to rely on this Agreement or to derive any benefit herefrom.



                           [SIGNATURE PAGE TO FOLLOW]

         IN WITNESS WHEREOF, the undersigned have executed this REVOLVING CREDIT AND TERM LOAN AGREEMENT as of the date first set forth above.

         Dated:  February __, 2001

THE LENDER:                          UBIQUITEL OPERATING COMPANY


                                     By:
                                         ---------------------------------------
                                     Name:
                                     Title:


THE BORROWER:                        VIA WIRELESS, LLC


                                     By:
                                         ---------------------------------------
                                     Name:
                                     Title:




















                      [SIGNATURE PAGE TO CREDIT AGREEMENT]